Exhibit 99.1

Macy’s, Inc. Reports Second Quarter 2024 Results

GAAP EPS and Adjusted Diluted EPS of $0.53, exceeded outlook

Gross margin rate of 40.5%, better than outlook

Macy’s First 50 locations achieve second consecutive quarter of positive comparable sales

NEW YORK—August 21, 2024— Macy’s, Inc. (NYSE: M) today reported financial results for the second quarter of 2024 and updated its annual guidance.

“During the second quarter, we delivered strong earnings performance in a challenging consumer environment,” said Tony Spring, chairman and chief executive officer of Macy’s, Inc. “Our colleagues executed with discipline, supporting gross margin expansion and effective expense control throughout the organization. We are seeing signs of our strategy taking root, including two consecutive quarters of positive comparable sales in Macy’s First 50 locations. We are encouraged by the early traction of our Bold New Chapter and remain committed to returning Macy’s, Inc. to sustainable profitable growth.”
Second Quarter Highlights (comparisons are to the second quarter of 2023)
•Diluted earnings per share of $0.53 and Adjusted diluted earnings per share of $0.53.
◦Compares to diluted loss per share of $(0.08) and Adjusted diluted earnings per share of $0.26 in the second quarter of 2023.

•Net sales of $4.9 billion decreased 3.8%.
•Comparable sales down 4.0% on an owned basis and down 3.3% on an owned-plus-licensed-plus-marketplace basis.
◦Macy’s, Inc. go-forward business comparable sales, inclusive of go-forward locations and digital across nameplates, down 3.8% on an owned basis and down 3.0% on an owned-plus-licensed-plus-marketplace basis.
•Nameplate sales highlights include:
◦Macy’s net sales down 4.4%. Comparable sales down 4.5% on an owned basis and down 3.6% on an owned-plus-licensed-plus-marketplace basis.
•Macy’s go-forward business comparable sales, inclusive of Macy’s go-forward locations and digital, down 4.3% on an owned basis and down 3.3% on an owned-plus-licensed-plus-marketplace basis.
◦Go-forward locations comparable sales down 2.4% on an owned basis and down 2.3% on an owned-plus-licensed basis.
◦First 50 locations comparable sales, included within go-forward locations comparable sales, up 0.8% on an owned basis and up 1.0% on an owned-plus-licensed basis.
◦Non-First 50 go-forward locations comparable sales, included within go-forward locations comparable sales, down 3.8% on an owned basis and down 3.7% on an owned-plus-licensed basis.
•Macy’s non-go-forward locations comparable sales down 6.5% on both an owned and owned-plus-licensed basis.

◦Bloomingdale’s net sales down 0.2%. Comparable sales down 1.1% on an owned basis and down 1.4% on an owned-plus-licensed-plus-marketplace basis.
◦Bluemercury net sales up 1.7%. Comparable sales were up 2.0% on an owned basis.
•Other revenue of $159 million increased $9 million.
◦Represented 3.2% of net sales, an increase of 30 basis points.
◦Credit card revenues, net increased $5 million to $125 million. Net credit losses were in line with our expectations. As a reminder, in the second quarter of 2023, credit card revenues were negatively impacted by a change in net credit loss trends.
◦Macy’s Media Network revenue, net rose $4 million to $34 million driven by higher advertiser and campaign counts.

•Merchandise inventories1 increased 6.0%.
◦Inventories were higher than expected due to second quarter sales results as well as the decision to invest into areas of strength for the second half of 2024.
◦The conversion to cost accounting was estimated to account for approximately half of the increase from the prior year.
◦Gross margin rate1 of 40.5% increased 240 basis points.
◦Merchandise margin increased 210 basis points driven by lower year over year discounting, favorable shortage due to the company’s asset protection work, and partially by the company’s shift to cost accounting.
◦Delivery expense as a percent of net sales improved 30 basis points driven by lower shipped sales volumes and improved delivery expense control reflecting cost savings and process re-engineering initiatives.
•Selling, general and administrative (“SG&A”) expense of $2.0 billion decreased $7 million.
◦SG&A expense as a percent of total revenue was 38.7%, 120 basis points higher due to lower net sales.
◦SG&A expense dollars benefited from the company’s cost controls while it protected customer-facing investments, particularly in First 50 locations.

•Asset sale gains of $36 million increased $32 million due to an earlier-than-expected non-go-forward asset sale.

2024 Guidance
The company updated its annual outlook to reflect a more discriminating consumer and heightened promotional environment relative to its prior expectations. The company believes the outlook range provided gives the flexibility to address the ongoing uncertainty in the discretionary consumer market. The company is reaffirming its annual Adjusted diluted earnings per share outlook. The company continues to view 2024 as a transition and investment year, which includes investments in key customer-focused strategic initiatives. Supported by the company’s strong balance sheet, the company will continue to focus on enhancing gross margin and exercising expense control to protect profitability while navigating ongoing macro headwinds.

The full updated outlook for 2024, presented on a 52-week basis, can be found in the presentation posted to macysinc.com/investors.

	Guidance as of August 21, 2024	Guidance as of May 21, 2024
Net sales	$22.1 billion to $22.4 billion	$22.3 billion to $22.9 billion
Comparable owned-plus-licensed-plus-marketplace sales change (52 week basis)	Down ~2.0% to down ~0.5% versus 2023	Down ~1.0% to up 1.5% versus 2023
Adjusted diluted earnings per share	unchanged	$2.55 - $2.90

1: Inventories and Gross Margin are not directly comparable to the prior year given the recent conversion to cost accounting.

Adjusted diluted EPS excludes any potential impact from the credit card late fee ruling, which was stayed on May 10, 2024. Additionally, the impact of any potential future share repurchases associated with the company’s current share repurchase authorization is also excluded.

The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results. See Important Information Regarding Financial Measures.

Conference Call and Webcasts
A webcast of Macy's, Inc.’s call with analysts and investors to report its second quarter of 2024 sales and earnings will be held today (August 21, 2024) at 8:00 a.m. EDT. Macy’s, Inc.’s webcast, along with the associated presentation, is accessible to the media and general public via the company's website at www.macysinc.com. Analysts and investors may call 1-877-407-0832. A replay of the conference call will be available on the company’s website or by calling 1-877-660-6853, using passcode 13747963, about three hours after the conclusion of the call. Additional information on Macy’s, Inc., including past news releases, is available at www.macysinc.com/newsroom.
Important Information Regarding Financial Measures
Please see the final pages of this news release for important information regarding the calculation of the company’s non-GAAP financial measures.
About Macy’s, Inc.
Macy’s, Inc. (NYSE: M) is a trusted source for quality brands through our iconic nameplates – Macy’s, Bloomingdale’s and Bluemercury. Headquartered in New York City, our comprehensive digital and nationwide footprint empowers us to deliver a seamless shopping experience for our customers. For more information, visit macysinc.com.
Forward-Looking Statements
All statements in this press release that are not statements of historical fact are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based upon the current beliefs and expectations of Macy’s management and are subject to significant risks and uncertainties. Actual results could differ materially from those expressed in or implied by the forward-looking statements contained in this release because of a variety of factors, including Macy’s ability to successfully implement its A Bold New Chapter strategy, including the ability to realize the anticipated benefits associated with the strategy, conditions to, or changes in the timing of proposed real estate and other transactions, prevailing interest rates and non-recurring charges, the effect of potential changes to trade policies, store closings, competitive pressures from specialty stores, general merchandise stores, off-price and discount stores, manufacturers’ outlets, the Internet and catalogs and general consumer spending levels, including the impact of the availability and level of consumer debt, possible systems failures and/or security breaches, the potential for the incurrence of charges in connection with the impairment of tangible and intangible assets, including goodwill, declines in credit card revenues, Macy’s reliance on foreign sources of production, including risks related to the disruption of imports by labor disputes, regional or global health pandemics, and regional political and economic conditions, the effect of weather, inflation, inventory shortage, and labor shortages, the amount and timing of future dividends and share repurchases, our ability to execute on our strategies and achieve expectations related to environmental, social, and governance matters, and other factors identified in documents filed by the company with the Securities and Exchange Commission, including under the captions “Forward-Looking Statements” and “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended February 3, 2024. Macy’s disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.
Media – Chris Grams
communications@macys.com
Investors – Pamela Quintiliano
investors@macys.com

MACY’S, INC.
Consolidated Statements of Operations (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	13 Weeks Ended August 3, 2024			13 Weeks Ended July 29, 2023
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$4,937			$5,130
Other revenue (Note 2)	159	3.2%		150	2.9%
Total revenue	5,096			5,280
Cost of sales	(2,938)	(59.5%)		(3,176)	(61.9%)
Selling, general and administrative expenses	(1,973)		(38.7%)	(1,980)		(37.5%)
Gains on sale of real estate	36		0.7%	4		0.1%
Impairment, restructuring and other benefits (costs)	1		—%	(4)		(0.1%)
Operating income	222		4.4%	124		2.3%
Benefit plan income, net	4			4
Settlement charges	—			(122)
Interest expense, net	(31)			(36)
Income (loss) before income taxes	195			(30)
Federal, state and local income tax (expense) benefit (Note 3)	(45)			8
Net income (loss)	$150			$(22)
Basic earnings (loss) per share	$0.54			$(0.08)
Diluted earnings (loss) per share	$0.53			$(0.08)
Average common shares:
Basic	277.7			273.8
Diluted	281.6			273.8
End of period common shares outstanding	277.4			273.6
Supplemental Financial Measures:
Gross Margin (Notes 4 and 5)	$1,999	40.5%		$1,954	38.1%
Depreciation and amortization expense	$213			$215

MACY’S, INC.
Consolidated Statements of Income (Unaudited) (Note 1)
(All amounts in millions except percentages and per share figures)

	26 Weeks Ended August 3, 2024			26 Weeks Ended July 29, 2023
	$	% to Net sales	% to Total revenue	$	% to Net sales	% to Total revenue
Net sales	$9,783			$10,112
Other revenue (Note 2)	313	3.2%		341	3.4%
Total revenue	10,096			10,453
Cost of sales	(5,884)	(60.1%)		(6,164)	(61.0%)
Selling, general and administrative expenses	(3,884)		(38.5%)	(3,930)		(37.6%)
Gains on sale of real estate	37		0.4%	15		0.1%
Impairment, restructuring and other costs	(19)		(0.2%)	(6)		(0.1%)
Operating income	346		3.4%	368		3.5%
Benefit plan income, net	8			8
Settlement charges	—			(122)
Interest expense, net	(62)			(73)
Income before income taxes	292			181
Federal, state and local income tax expense (Note 3)	(80)			(48)
Net income	$212			$133
Basic earnings per share	$0.77			$0.49
Diluted earnings per share	$0.75			$0.48
Average common shares:
Basic	276.9			273.5
Diluted	281.3			277.8
End of period common shares outstanding	277.4			273.6
Supplemental Financial Measures:
Gross Margin (Notes 4 and 5)	$3,899	39.9%		$3,948	39.0%
Depreciation and amortization expense	$429			$433

MACY’S, INC.
Consolidated Balance Sheets (Unaudited) (Note 1)
(millions)

	August 3, 2024	February 3, 2024	July 29, 2023
ASSETS:
Current Assets:
Cash and cash equivalents	$646	$1,034	$438
Receivables	268	293	223
Merchandise inventories (Note 5)	4,378	4,361	4,129
Prepaid expenses and other current assets	403	401	411
Income tax receivable	12	—	70
Total Current Assets	5,707	6,089	5,271
Property and Equipment – net	5,234	5,308	5,876
Right of Use Assets	2,345	2,305	2,692
Goodwill	828	828	828
Other Intangible Assets – net	428	430	431
Other Assets	1,291	1,286	1,206
Total Assets	$15,833	$16,246	$16,304
LIABILITIES AND SHAREHOLDERS’ EQUITY:
Current Liabilities:
Short-term debt	$6	$—	$—
Merchandise accounts payable	1,871	1,913	1,978
Accounts payable and accrued liabilities	1,990	2,434	2,206
Income taxes	—	83	—
Total Current Liabilities	3,867	4,430	4,184
Long-Term Debt	2,993	2,998	2,997
Long-Term Lease Liabilities	3,013	2,986	2,975
Deferred Income Taxes	725	745	933
Other Liabilities	932	950	1,005
Shareholders' Equity	4,303	4,137	4,210
Total Liabilities and Shareholders’ Equity	$15,833	$16,246	$16,304

MACY’S, INC.
Consolidated Statements of Cash Flows (Unaudited) (Notes 1 and 6)
(millions)

	26 Weeks Ended August 3, 2024	26 Weeks Ended July 29, 2023
Cash flows from operating activities:
Net income	$212	$133
Adjustments to reconcile net income to net cash provided by operating activities:
Impairment, restructuring and other costs	19	6
Settlement charges	—	122
Depreciation and amortization	429	433
Benefit plans	1	3
Stock-based compensation expense	28	30
Gains on sale of real estate	(37)	(15)
Amortization of financing costs and premium on acquired debt	5	5
Deferred income taxes	(35)	(46)
Changes in assets and liabilities:
Decrease in receivables	25	77
Decrease in merchandise inventories	39	138
(Increase) decrease in prepaid expenses and other current assets	(10)	10
Decrease in merchandise accounts payable	(32)	(53)
Decrease in accounts payable and accrued liabilities	(369)	(418)
Decrease in current income taxes	(88)	(121)
Change in other assets and liabilities	(50)	(33)
Net cash provided by operating activities	137	271
Cash flows from investing activities:
Purchase of property and equipment	(271)	(390)
Capitalized software	(161)	(174)
Disposition of property and equipment	51	32
Other, net	8	1
Net cash used by investing activities	(373)	(531)
Cash flows from financing activities:
Debt repaid	(1)	(1)
Dividends paid	(96)	(90)
Decrease in outstanding checks	(55)	(35)
Acquisition of treasury stock	—	(38)
Net cash used by financing activities	(152)	(164)
Net decrease in cash, cash equivalents and restricted cash	(388)	(424)
Cash, cash equivalents and restricted cash beginning of period	1,037	865
Cash, cash equivalents and restricted cash end of period	$649	$441

MACY’S, INC.
Consolidated Financial Statements (Unaudited)
Notes:
(1)As a result of the seasonal nature of the retail business, the results of operations for the 13 and 26 weeks ended August 3, 2024 and July 29, 2023 (which do not include the Christmas season) are not necessarily indicative of such results for the fiscal year.
(2)Other Revenue is inclusive of the following amounts. All amounts in millions except percentages.

	13 Weeks Ended August 3, 2024		13 Weeks Ended July 29, 2023
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$125	2.5%	$120	2.3%
Macy's Media Network revenue, net	34	0.7%	30	0.6%
Other Revenue	$159	3.2%	$150	2.9%

Net Sales	$4,937		$5,130

	26 Weeks Ended August 3, 2024		26 Weeks Ended July 29, 2023
	$	% to Net sales	$	% to Net sales
Credit card revenues, net	$242	2.5%	$282	2.8%
Macy's Media Network revenue, net	71	0.7%	59	0.6%
Other Revenue	$313	3.2%	$341	3.4%

Net Sales	$9,783		$10,112
(3)The income tax expense of $45 million and $80 million, or 23.1% and 27.4% of pretax income, for the 13 and 26 weeks ended August 3, 2024 and income tax benefit of $8 million and expense of $48 million, or 26.7% of pretax loss and 26.5% of pretax income, for the 13 and 26 weeks ended July 29, 2023, respectively, reflect a different effective tax rate as compared to the Company’s federal income tax statutory rate of 21%. The income tax effective rates for the 13 and 26 weeks ended August 3, 2024 and July 29, 2023 were impacted primarily by the effect of state and local taxes.
(4)Gross margin is defined as net sales less cost of sales.
(5)Gross margin and merchandise inventories are not directly comparable to the prior year given the recent conversion to cost accounting.
(6)Restricted cash of $3 million has been included with cash and cash equivalents as of August 3, 2024 and July 29, 2023.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
The company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users of the company's financial information with additional useful information in evaluating operating performance. Management believes that providing supplemental changes in comparable sales on an owned-plus-licensed-plus-marketplace basis, which includes adjusting for the impact of comparable sales of departments licensed to third parties and marketplace sales, assists in evaluating the company's ability to generate sales growth, whether through owned businesses, departments licensed to third parties or marketplace sales, and in evaluating the impact of changes in the manner in which certain departments are operated. Earnings before interest, taxes, depreciation and amortization (EBITDA) is a non-GAAP financial measure which the company believes provides meaningful information about its operational efficiency by excluding the impact of changes in tax law and structure, debt levels and capital investment. In addition, management believes that excluding certain items from EBITDA, net income and diluted earnings per share that are not associated with the company’s core operations and that may vary substantially in frequency and magnitude from period-to-period provides useful supplemental measures that assist in evaluating the company's ability to generate earnings and to more readily compare these metrics between past and future periods.
The company does not provide reconciliations of the forward-looking non-GAAP measures of comparable owned-plus-licensed-plus-marketplace sales change and adjusted diluted earnings per share to the most directly comparable forward-looking GAAP measures because the timing and amount of excluded items are unreasonably difficult to fully and accurately estimate. For the same reasons, the company is unable to address the probable significance of the unavailable information, which could be material to future results.
Non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, the company's financial results prepared in accordance with GAAP. Certain of the items that may be excluded or included in non-GAAP financial measures may be significant items that could impact the company's financial position, results of operations or cash flows and should therefore be considered in assessing the company's actual and future financial condition and performance. Additionally, the amounts received by the company on account of sales of departments licensed to third parties and marketplace sales are limited to commissions received on such sales. The methods used by the company to calculate its non-GAAP financial measures may differ significantly from methods used by other companies to compute similar measures. As a result, any non-GAAP financial measures presented herein may not be comparable to similar measures provided by other companies.

MACY’S, INC.
Important Information Regarding Non-GAAP Financial Measures
(All amounts in millions except percentages and per share figures)
Changes in Comparable Sales

	13 Weeks Ended August 3, 2024 vs. 13 Weeks Ended July 29, 2023
	Macy's, Inc.	Macy's
Decrease in comparable sales on an owned basis (Note 7)	(4.0%)	(4.5%)
Impact of departments licensed to third parties and marketplace sales (Note 8)	0.7%	0.9%
Decrease in comparable sales on an owned-plus-licensed-plus-marketplace basis	(3.3%)	(3.6%)

	13 Weeks Ended August 3, 2024 vs. 13 Weeks Ended July 29, 2023
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's*	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 7)	(3.8)%	(4.3)%	(1.1%)	2.0%
Impact of departments licensed to third parties and marketplace sales (Note 8)	0.8%	1.0%	(0.3%)	—%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	(3.0%)	(3.3%)	(1.4%)	2.0%
*Bloomingdale’s excludes one non-go-forward location.

	13 Weeks Ended August 3, 2024 vs. 13 Weeks Ended July 29, 2023
	Macy's First 50 locations	Macy's Non-First 50 go-forward locations	Macy's go-forward locations	Macy's non-go-forward locations
Increase (decrease) in comparable sales on an owned basis (Note 7)	0.8%	(3.8%)	(2.4%)	(6.5%)
Impact of departments licensed to third parties (Note 8)	0.2%	0.1%	0.1%	—%
Increase (decrease) in comparable sales on an owned-plus-licensed basis	1.0%	(3.7%)	(2.3%)	(6.5%)

	26 Weeks Ended August 3, 2024 vs. 26 Weeks Ended July 29, 2023
	Macy's, Inc.	Macy's
Decrease in comparable sales on an owned basis (Note 7)	(2.6%)	(3.1%)
Impact of departments licensed to third parties and marketplace sales (Note 8)	0.8%	1.1%
Decrease in comparable sales on an owned-plus-licensed-plus-marketplace basis	(1.8%)	(2.0%)

	26 Weeks Ended August 3, 2024 vs. 26 Weeks Ended July 29, 2023
	Macy's, Inc. go-forward business	Macy's go-forward business	Bloomingdale's*	Bluemercury
Increase (decrease) in comparable sales on an owned basis (Note 7)	(2.3)%	(2.8)%	(0.1%)	3.0%
Impact of departments licensed to third parties and marketplace sales (Note 8)	0.9%	1.1%	(0.5%)	—%
Increase (decrease) in comparable sales on an owned-plus-licensed-plus-marketplace basis	(1.4%)	(1.7%)	(0.6%)	3.0%
*Bloomingdale’s excludes one non-go-forward location.

	26 Weeks Ended August 3, 2024 vs. 26 Weeks Ended July 29, 2023
	Macy's First 50 locations	Macy's Non-First 50 go-forward locations	Macy's go-forward locations	Macy's non-go-forward locations
Increase (decrease) in comparable sales on an owned basis (Note 7)	2.0%	(2.5%)	(1.2%)	(5.5%)
Impact of departments licensed to third parties (Note 8)	0.1%	—%	0.1%	—%
Increase (decrease) in comparable sales on an owned-plus-licensed basis	2.1%	(2.5%)	(1.1%)	(5.5%)

Non-GAAP financial measures, excluding certain items below, are reconciled to the most directly comparable GAAP measure as follows:
•EBITDA and adjusted EBITDA are reconciled to GAAP net income (loss).
•Adjusted net income is reconciled to GAAP net income (loss).
•Adjusted diluted earnings per share is reconciled to GAAP diluted earnings (loss) per share.
EBITDA and Adjusted EBITDA

	13 Weeks Ended August 3, 2024	13 Weeks Ended July 29, 2023
Net income (loss)	$150	$(22)
Interest expense, net	31	36
Federal, state and local income tax expense (benefit)	45	(8)
Depreciation and amortization	213	215
EBITDA	439	221
Impairment, restructuring and other (benefits) costs	(1)	4
Settlement charges	—	122
Adjusted EBITDA	$438	$347

	26 Weeks Ended August 3, 2024	26 Weeks Ended July 29, 2023
Net income	$212	$133
Interest expense, net	62	73
Federal, state and local income tax expense	80	48
Depreciation and amortization	429	433
EBITDA	783	687
Impairment, restructuring and other costs	19	6
Settlement charges	—	122
Adjusted EBITDA	$802	$815

Adjusted Net Income and Adjusted Diluted Earnings Per Share

	13 Weeks Ended August 3, 2024		13 Weeks Ended July 29, 2023
	Net Income	Diluted Earnings Per Share	Net Income (Loss)	Diluted Earnings (Loss) Per Share
As reported	$150	$0.53	$(22)	$(0.08)
Impairment, restructuring and other (benefits) costs	(1)	—	4	0.01
Settlement charges	—	—	122	0.44
Income tax impact of certain items identified above	—	—	(33)	(0.11)
As adjusted to exclude certain items above	$149	$0.53	$71	$0.26

	26 Weeks Ended August 3, 2024		26 Weeks Ended July 29, 2023
	Net Income	Diluted Earnings Per Share	Net Income	Diluted Earnings Per Share
As reported	$212	$0.75	$133	$0.48
Impairment, restructuring and other costs	19	0.07	6	0.01
Settlement charges	—	—	122	0.44
Income tax impact of certain items identified above	(5)	(0.02)	(33)	(0.11)
As adjusted to exclude certain items above	$226	$0.80	$228	$0.82
Notes:
(7)Represents the period-to-period percentage change in net sales from stores in operation for one full fiscal year for the 13 and 26 weeks ended August 3, 2024 and July 29, 2023. Such calculation includes all digital sales and excludes commissions from departments licensed to third parties and marketplace. Stores impacted by a natural disaster or undergoing significant expansion or shrinkage remain in the comparable sales calculation unless the store, or material portion of the store, is closed for a significant period of time. Definitions and calculations of comparable sales may differ among companies in the retail industry.
(8)Represents the impact of including the sales of departments licensed to third parties occurring in stores in operation throughout the year presented and the immediately preceding year and all online sales, including marketplace sales, in the calculation of comparable sales. Macy’s and Bloomingdale’s license third parties to operate certain departments in its stores and online and receive commissions from these third parties based on a percentage of their net sales, while Bluemercury does not participate in licensed or marketplace businesses. In its financial statements prepared in conformity with GAAP, the company includes these commissions (rather than sales of the departments licensed to third parties and marketplace) in its net sales. The company does not, however, include any amounts in respect of licensed department or marketplace sales (or any commissions earned on such sales) in its comparable sales in accordance with GAAP (i.e., on an owned basis). The amounts of commissions earned on sales of departments licensed to third parties and from the digital marketplace are not material to its net sales for the periods presented.